EXHIBIT 10.01(g)

ADVISORY AGREEMENT

among

BREAKOUT GLOBAL HORIZONS, LLC,

BLACKROCK INVESTMENT MANAGEMENT, LLC,

and

BLACKWATER CAPITAL MANAGEMENT, LLC

Dated as of March 23, 2010

ADVISORY AGREEMENT

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the “Agreement”), made as of this 23rd day of March 2010, among BREAKOUT GLOBAL HORIZONS, LLC, a Delaware limited liability company (the “Company”), BLACKROCK INVESTMENT MANAGEMENT LLC, a Delaware limited liability company and the manager of the Company (the “Manager”), and BLACKWATER CAPITAL MANAGEMENT, LLC (the “Trading Advisor”);

W I T N E S S E T H:

WHEREAS, the Company trades, buys, sells or otherwise acquires, holds or disposes of forward contracts, futures contracts for commodities, financial instruments and currencies on United States and foreign exchanges, any rights pertaining thereto and any options thereon or on physical commodities and engages in all activities incident thereto (the foregoing forms of investment being collectively referred to herein as “commodity interests”);

WHEREAS, the sole holder of interests in the Company as of the date hereof, BlackRock Global Horizons I, LP (the “Fund”), is now offering Units of Limited Partnership Interest in the Fund (“Units”) for sale to investors in an offering exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Section 4(2) thereof and Rule 506 under Regulation D promulgated thereunder, as described in the Fund’s Confidential Private Placement Memorandum (the “Memorandum”) that has been filed with the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”) pursuant to the Commodity Exchange Act, as amended (the “CEA”), the commodity pool operator and commodity trading advisor regulations promulgated under the CEA by the CFTC (the “Commodity Regulations”), and NFA rules promulgated under the CEA (the “NFA Rules”);

WHEREAS, the Fund had previously sold Units publicly pursuant to an effective registration under the 1933 Act.  Such public offering was discontinued in 1998, and the Units now being offered are the same class of equity securities as the outstanding Units;

WHEREAS, the Trading Advisor is engaged in the business of, among other things, making trading decisions on behalf of investors in the purchase and sale of certain commodity interests; and

WHEREAS, the Company desires the Trading Advisor, upon the terms and conditions set forth herein, to act as a trading advisor for the Company and to make commodity interests investment decisions for the Company with respect to the Company’s assets from time to time, and the Trading Advisor desires to so act;

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1.             Undertakings in Connection with Offering of Units.

(a)           Undertakings by the Trading Advisor.  The Trading Advisor agrees to use its best efforts to cooperate with the Fund and the Manager in amending the Memorandum, including without limitation by providing, as promptly as may be reasonably practicable, all information (if any) regarding the Trading Advisor and its principals which the Manager reasonably believes to be necessary or advisable to include in the Memorandum, as the same may be amended from time to time; provided, that nothing herein shall require the Trading Advisor to disclose any proprietary or confidential information related to its trading programs, systems or strategies or to its clients.

(b)           Certain Defined Terms.  As used in this Agreement, the term “principal” shall have the same meaning given to such term in Section 4.10(e) of the Commodity Regulations, and the term “affiliate” shall mean an individual or entity (including a stockholder, director, officer, employee, agent, or principal) that directly or indirectly controls, is controlled by, or is under common control with any other individual or entity.

(c)           Use of Memorandum and Other Solicitation Material.  Neither the Trading Advisor, its principals nor any of its employees, affiliates or agents, the employees, affiliates or agents of such affiliates, or their respective successors or assigns shall use, publish, circulate or distribute the Memorandum (including any amendment or supplement thereto) or any related solicitation material nor shall any of the foregoing engage in any marketing, sales or promotional activities in connection with the offering of Units, except as may be requested by the Manager and agreed to by the Trading Advisor.

(d)           Updated Performance Information.  At any time while Units continue to be offered and sold, at the written request of the Fund or the Manager, the Trading Advisor, at its own expense, shall promptly provide the Fund and the Manager with complete and accurate performance information (in form and substance consistent with Section 4.35 of the Commodity Regulations and the NFA Rules) reflecting the actual performance of the accounts directed by the Trading Advisor up to the latest practicable date (consistent with Section 4.35 of the Commodity Regulations) prior to the date of the Memorandum as amended or supplemented, together with any reports or letters relating to such performance data received from accountants and in the possession of the Trading Advisor.

(e)           Access to Books and Records.  Upon reasonable notice to the Trading Advisor, the Company or the Manager shall have the right to have access to the Trading Advisor’s offices in order to inspect and copy such books and records during normal business hours as may enable them to verify the accuracy and completeness of or to supplement as necessary the data furnished by the Trading Advisor pursuant to Section l(d) of this Agreement or to verify compliance with the terms of this Agreement (subject to such restrictions as the Trading Advisor may reasonably deem necessary or advisable so as to preserve the confidentiality of proprietary information concerning such trading systems, methods, models, strategies and formulas and of the identity of the Trading Advisor’s clients).

2.             Duties of the Trading Advisor.

(a)           Speculative Trading.  As of the date of this Agreement, the Trading Advisor acts as a trading advisor for the Company.  The Trading Advisor and the Company agree that in managing the assets of the Company, the Trading Advisor shall utilize its Blackwater Global Program (the “Programs”) as described in the Trading Advisor’s Disclosure Document dated February 10, 2010 (the “Disclosure Document”).  The Trading Advisor may trade a different portfolio for the Company only with the consent of the Manager.  Except as provided otherwise in this Section 2, the Trading Advisor shall have sole and exclusive authority and responsibility for directing the investment and reinvestment of the Company’s assets utilizing the Programs pursuant to and in accordance with the Trading Advisor’s best judgment and its approach as described in the Disclosure Document, and as refined and modified from time to time in the future in accordance herewith, for the period and on the terms and conditions set forth herein.  Only those individuals currently employed by the Trading Advisor and listed in Appendix A are permitted to implement trades for the Company.  Notwithstanding the foregoing, the Company or the Manager may override the trading instructions of the Trading Advisor to the extent necessary:  (i) to fund any distributions or redemptions of Units to be made by the Fund; (ii) to pay the Company’s or the Fund’s expenses; and/or (iii) to comply with speculative position limits; provided that the Company and the Manager shall permit the Trading Advisor three days in which to liquidate positions for the purposes set forth in clauses (i)-(ii) prior to exercising its override authority.  The Trading Advisor will have no liability for the results of any of the Manager’s interventions in (i)-(ii), above.

The Company and the Manager both specifically acknowledge that in agreeing to manage the Company, the Trading Advisor is not making any guarantee of profits or of protections against loss.

The Trading Advisor shall give the Company and the Manager prompt written notice of any proposed material change in the Program or the manner in which trading decisions are to be made or implemented and shall not make any such proposed material change with respect to trading for the Company without having given the Company and the Manager at least 30 days’ prior written notice of such change.  The addition and/or deletion of commodity interests from the Company’s portfolio managed by the Trading Advisor shall not be deemed a change in the Trading Advisor’s trading approach and prior written notice to the Company or the Manager shall not be required therefor, except as set forth in section 2(b) below; provided that, with respect to the Company, the Trading Advisor may trade a different trading program in managing the Company only with the consent of the Manager.

(b)           List of Commodity Interests Traded by the Trading Advisor.  The Trading Advisor shall provide the Company and the Manager with a complete list of commodity interests which it intends to trade on the Company’s behalf.  All commodity interests other than regulated futures contracts and options on regulated futures contracts traded on a qualified board or exchange in the United States shall be listed on Appendix B to this Agreement.  The addition of commodity interests (other than forward contracts on foreign currencies) to the Company’s portfolio managed by the Trading Advisor as set forth in Appendix B to this Agreement shall require prior written notice to the Company or the Manager and an amendment to Appendix B.

(c)           Investment of Assets Held in Securities and Cash.  Notwithstanding any provision of this Agreement to the contrary, the Company and the Manager, and not the Trading Advisor, shall have the sole and exclusive authority and responsibility with regard to the investment, maintenance and management of the Company’s assets other than in respect of the Trading Advisor’s trading of the Company’s assets in commodity interests.

(d)           Trading Authorization.  Prior to the Company’s acceptance of trading advice from the Trading Advisor in accordance with this Agreement, the Company shall deliver to the Trading Advisor a trading authorization in the form of Appendix C hereto appointing the Trading Advisor as an agent of the Company and attorney-in-fact for such purpose.

(e)           Delivery of Disclosure Documents.  The Trading Advisor shall, during the term of this Agreement, deliver to the Company copies of all updated disclosure documents for the Program promptly following preparation of such disclosure documents, and the Manager on behalf of the Company shall, if requested, sign the Acknowledgment of Receipt of Disclosure Document in the form of Appendix D hereto, for the initial disclosure document so delivered.

(f)            Trade Reconciliations.  The Trading Advisor acknowledges its obligation to review its commodity interest positions on a daily basis and to notify the Company and the Manager promptly of any errors committed by the Trading Advisor or any trade which the Trading Advisor believes was not executed in accordance with its instructions and which cannot be promptly resolved. The Trading Advisor will use its own systems to evaluate trade and portfolio information until it receives the necessary information from the Company, upon which time the Trading Advisor will use the information from the Company to evaluate the trade and portfolio information.

(g)           Trade Information.   The Trading Advisor shall use reasonable efforts to provide trade information to OMR Systems by electronic file by 4:30 p.m. on the date of any trade made on behalf of the Company.

3.             Trading Advisor Independent.  For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall have no authority to act for or represent the Company in any way and shall not otherwise be deemed to be an agent of the Company.  Nothing contained herein shall create or constitute the Trading Advisor and any other trading advisor for the Company, the Fund or the Manager as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall this Agreement be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other.  The parties acknowledge that the Trading Advisor has not been an organizer or promoter of the Fund.

4.             Commodity Broker; Floor Brokers.

(a)           Clearing of All Trades.  The Trading Advisor shall clear orders for all commodity interest transactions for the Company through such commodity broker or brokers as the Company shall designate from time to time in its sole discretion (the “Clearing Broker”).  The Trading Advisor will not, without the consent of the Manager, trade on a “give up” basis through floor brokers not associated with the Clearing Broker.  The Manager will review and approve or disapprove all executing brokers proposed by the Trading Advisor for the Company’s account.  The Manager agrees that it will only disapprove a proposed executing broker suggested by the Trading Advisor for cause and that, if an executing broker is approved, the Company will not hold the Trading Advisor liable for any error or breach of contract by any such executing broker, barring negligence, misconduct or bad faith on the part of the Trading Advisor.  Even if such floor brokers receive the Manager’s consent to execute trades on behalf of the Company, all such trades will be “given-up” to be carried by the Clearing Broker.  The Trading Advisor shall receive copies of all daily and monthly brokerage statements for the Company directly from the Clearing Broker.

The parties acknowledge that the Trading Advisor has no authority or responsibility for selecting a commodity broker or dealers or for the negotiation of brokerage commission rates.  If necessary for the Trading Advisor to trade pursuant to the Program, the Company shall provide adequate dealing lines of credit for the Trading Advisor to place orders for spot and forward currency contracts on behalf of the Company.

(b)           Forward Trading.  All forward trades for the Company shall be executed through the forward dealer(s) (which may be affiliates of the Manager) designated by the Manager, provided that at the request of the Trading Advisor, the Manager may consent to some other forward trading arrangement, which consent shall not be unreasonably withheld.  The Trading Advisor shall use such other banks or dealers only for what the Trading Advisor, in good faith, believes to be good cause.

(c)           Floor Brokerage.  Notwithstanding Section 4(a) of this Agreement, the Trading Advisor may place orders for commodity interest transactions for the Company through floor brokers selected by the Trading Advisor, and approved by the Manager, such approval not to be unreasonably withheld.  Such floor brokers shall “give up” all trades on behalf the Company to the Clearing Broker for clearance.

The brokerage and floor commissions, “give-up” fees and other transaction costs charged by any floor broker to effect Company transactions shall be subject to the approval of the Manager, such approval not to be unreasonably withheld provided that such fees and transaction costs are competitive with the Clearing Broker’s standard rates.

5.             Allocation of Company Assets to Trading Advisor; Allocation of Receipts and Charges.

(a)           The Manager has allocated a portion of the Fund’s assets to the Company to be managed in accordance with the terms of this Agreement.  The Manager may, in its sole discretion, reallocate Fund assets by contributing to or withdrawing amounts from the Company as of any month-end.

(b)           Gains and receipts (e.g., trading profits and, in some instances, interest income), losses and charges (e.g., trading losses, Trading Advisor management fees, incentive fees and brokerage commissions) specific to the Company shall be allocated entirely to the Company.  Gains and receipts, losses and charges not specific to (i) the Company or (ii) any other company or account held by the Fund and managed by a specific trading advisor, shall be allocated among all of the companies and accounts of the Fund managed by the different trading advisors, including the Company, pro rata based on the beginning of month value of each such company and account after reduction for account specific charges.  The value of the Company after taking into account all realized and unrealized gains and losses is the Company’s “Mark-to-Market Value.”

(c)           The value of the Company determined by deducting from the Company’s Mark-to-Market Value all charges and reserves (including but not limited to charges specific to the Company provided for in Section 5(b), the Company’s pro rata share of Fund distribution fees, transfer agent fees, administrator’s fees, brokerage commissions and the Manager’s Sponsor Fee) except any charges or accruals for the fees provided for in Section 6 is the Company’s “Net Asset Value Before Fees.”

6.             Fees.

(a)           Management Fee.  By approximately ten business days of each calendar month-end, the Company will pay the Trading Advisor a Management Fee equal to [       ]* of the Company’s month-end Net Asset Value Before Fees.  The resulting balance after payment of the Management Fee is the Company’s “Post MF Net Asset Value.”  The Company’s balance after any further reduction for the Incentive Fee provided for in Section 6(b) is the Company’s “Net Asset Value.”

(b)           Incentive Fee.

(i)               The Company will pay to the Trading Advisor, [              ]* (“Incentive Fee Calculation Date”), an Incentive Fee equal to [   ]* of any New Trading Profit recognized by the Company as of such Incentive Fee Calculation Date.

(ii)              Subject to the adjustments contemplated below, New Trading Profit equals any increase in the Mark-to-Market Value of the Company as of the current Incentive Fee Calculation Date over the High Water Mark attributable to the Company.  New Trading Profit will be calculated prior to reduction for any accrued Incentive Fees but after reduction of [         ]* of the Company’s average month-end Mark-to-Market Value for the year, as the [                 ].*

(iii)             The High Water Mark attributable to the Company shall be equal to the highest Net Asset Value of the Company (for avoidance of doubt, after reduction for the Incentive Fee then paid), as of any preceding Incentive Fee Calculation Date.  The High Water Mark shall be increased dollar-for-dollar by any capital allocated to the Company and decreased proportionately when capital is reallocated away from the Company (other than to pay expenses).  The proportionate reduction made as a result of a reallocation shall be calculated by multiplying the High Water Mark in effect immediately prior to such reallocation by the fraction the numerator of which is the Net Asset Value of the Company immediately following such reallocation and the denominator of which is the Net Asset Value of the Company immediately before such reallocation.

(iv)             If an Incentive Fee is paid as of an Incentive Fee Calculation Date, the High Water Mark is reset to the Net Asset Value of the Company immediately following such payment.

(v)              When there is an accrued Incentive Fee at the time any reallocation from the Company is made, the Incentive Fee attributable to such reallocation will be paid.  Such Incentive Fee shall be determined by multiplying the Incentive Fee that would have been paid had the date of the reallocation been an Incentive Fee Calculation Date by the fraction the numerator of which is the amount of the reallocation and the denominator of which is the Post MF Net Asset Value of the Company immediately prior to the reallocation, in each case prior to

* Confidential material redacted and filed separately with the Commission.

reduction for the accrued Incentive Fee.  Such Incentive Fee will be paid from and reduce the amount of the reallocation.

(vi)             Interest income shall not be included in any of the foregoing calculations.  For the avoidance of doubt, no Incentive Fee shall be payable on any interest income earned by the Company.

(vii)            Termination of this Agreement shall be treated as an Incentive Fee Calculation Date.

7.             Term and Termination.

(a)           Term and Renewal.  This Agreement shall continue in effect until December 31, 2010.  Thereafter, this Agreement shall be automatically renewed for successive one-year periods, on the same terms, unless terminated by either the Trading Advisor or the Company upon 90 days’ notice to the other party.

(b)           Termination.  Notwithstanding Section 7(a) hereof, this Agreement shall terminate:

(i)               immediately if the Company shall terminate and be dissolved in accordance with the Limited Liability Company Agreement or otherwise;

(ii)              at the discretion of the Manager as of the end of any month;

(iii)             at the discretion of the Trading Advisor, as of the following month-end, should any of the following occur:  (1) the assets managed by the Trading Advisor decrease to less than $1,000,000 at the close of business on any day; or (2) the Trading Advisor has determined to cease managing any customer accounts pursuant to the Program; or

(iv)             at the discretion of the Trading Advisor as of the end of any month upon 90 days’ prior written notice to the Manager.

8.             Right to Advise Others; Uniformity of Acts and Practices.

(a)           During the term of this Agreement, the Trading Advisor and its affiliates shall be free to advise other investors as to the purchase and sale of commodity interests, to manage and trade other investors’ commodity interests accounts and to trade for and on behalf of their own proprietary commodity interests accounts.  However, under no circumstances shall the Trading Advisor or any of its affiliates favor any commodity interests account directed by any of them (regardless of the date on which they began or shall begin to direct such account) over the Company’s account, giving due consideration to the trading program which the Manager has requested the Trading Advisor to trade on behalf of the Company.  For purposes of this Agreement, the Trading Advisor and its affiliates shall not be deemed to be favoring another commodity interests account over the Company’s account if the Trading Advisor or its affiliates, in accordance with specific instructions of the owner of such account, trade such account at a degree of leverage or in accordance with trading policies which shall be different from that which shall normally be applied to substantially all of the Trading Advisor’s other accounts or if the Trading Advisor or its affiliates, in accordance with the Trading Advisor’s money management principles, shall not trade certain commodity interests contracts for an account based on the amount of equity in such account.

(b)           The Trading Advisor understands and agrees that it and its affiliates shall have a fiduciary responsibility to the Company under this Agreement.

(c)           At the request of the Company, the Trading Advisor and its affiliates shall promptly make available to the Company (if available to it without unreasonable efforts) copies of the normal daily, monthly, quarterly and annual, as the case may be, written reports reflecting the performance of all commodity pool accounts advised, managed, owned or controlled by the Trading Advisor or its affiliates required to be delivered to pool participants pursuant to the CEA and similar written information, including monthly account statements, reflecting the performance of all other commodity interest accounts advised, managed, owned or controlled by the Trading Advisor or its affiliates, with respect to which account reports shall not be required to be delivered to the owners thereof pursuant to the CEA (subject to the need to preserve the confidentiality of proprietary information concerning the Trading Advisor’s trading systems, methods, models, strategies and formulas and the identity of the Trading Advisor’s clients).  At the request of the Company, the Trading Advisor or its affiliates shall promptly deliver to the Company a satisfactory written explanation, in the judgment of the Company, of the differences, if any, in the performance between the Company’s account and such other commodity interest accounts traded utilizing the same program or portfolio (subject to the need to preserve the confidentiality of proprietary information concerning the Trading Advisor’s trading systems, methods, models, strategies and formulas and the identity of the Trading Advisor’s clients).

9.             Speculative Position Limits.  If the Trading Advisor (either alone or aggregated with the positions of any other person if such aggregation shall be required by the CEA, the CFTC or any other regulatory authority having jurisdiction) shall exceed or be about to exceed applicable limits in any commodity interest traded for the Company, the Trading Advisor shall immediately take such action as the Trading Advisor may deem fair and equitable to comply with the limits, and shall immediately deliver to the Company a written explanation of the action taken to comply with such limits.  If such limits are exceeded by the Company, the Manager may require the Trading Advisor to liquidate positions as required.

10.           Additional Undertakings by the Trading Advisor.  Neither the Trading Advisor nor its employees, affiliates or agents, the stockholders, directors, officers, employees, principals, affiliates or agents of such affiliates, or their respective successors or assigns shall:  (a) use or distribute for any purpose whatsoever any list containing the names and/or residential addresses of and/or other information about the Limited Partners of the Fund; nor (b) directly solicit any Limited Partner of the Fund for any business purpose whatsoever (unless such Limited Partner is already a client of the Trading Advisor).

11.           Representations and Warranties.

(a)           The Trading Advisor hereby represents and warrants to the other parties as follows:

(i)               The Trading Advisor is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially affect the Trading Advisor’s ability to perform its obligations under this Agreement. The Trading Advisor has full corporate, partnership or limited liability company (as the case may be) power and authority to perform its obligations under this Agreement.

(ii)              This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and constitutes a valid, binding and enforceable agreement of the Trading Advisor in accordance with its terms.

(iii)             The Trading Advisor has all governmental, regulatory and commodity exchange licenses and approvals and has effected all filings and registrations with governmental and regulatory agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder (including, without limitation, registration of the Trading Advisor as a commodity trading advisor under the CEA, and membership of the Trading Advisor as a commodity trading advisor in NFA), and the performance of such obligation will not violate or result in a breach of any provision of the Trading Advisor’s certificate of incorporation, by-laws or any agreement, instrument, order, law or regulation binding on the Trading Advisor.  The principals of the Trading Advisor are duly listed as such on its commodity trading advisor Form 7-R registration.

(iv)             Assuming the accuracy of the Manager’s representation in subsection 11(b)(vii) below, management by the Trading Advisor of an account for the Company in accordance with the terms hereof will not require any registration under, or violate any of the provisions of, the Investment Advisers Act of 1940 (assuming that the Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Company Act”)).

(v)              The Trading Advisor’s implementation of its trading program on behalf of the Company will not infringe any other person’s copyrights, trademark or other property rights.

(vi)             The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Trading Advisor is bound or any order, rule or regulation application to the Trading Advisor of any court or any governmental body or administrative agency having jurisdiction over the Trading Advisor.

(vii)            Other than as may have been disclosed in writing to the Manager by the Trading Advisor, there is not pending, or to the best of the Trading Advisor’s knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Trading Advisor is a party, or to which any of the assets of the Trading Advisor is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor.  The Trading Advisor has not received any notice of an investigation or warning letter from NFA or CFTC regarding non-compliance by the Trading Advisor with the CEA or the regulations thereunder.

(b)           The Manager hereby represents and warrants to the other parties as follows:

(i)               The Manager is duly organized and validly existing and in good standing under the laws of its jurisdiction of formation and in good standing under the laws of each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Manager’s ability to perform its obligations hereunder.

(ii)              The Manager has the power and authority under applicable law to perform its obligations hereunder.

(iii)             This Agreement has been duly and validly authorized, executed and delivered by the Manager and constitutes a legal, valid and binding agreement of the Manager enforceable in accordance with its terms.

(iv)             The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Manager is bound or any order, rule or regulation applicable to the Manager of any court or any governmental body or administrative agency having jurisdiction over the Manager.

(v)              There is not pending, or, to the best of the Manager’s knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Manager is a party, or to which any of the assets of the Manager is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Manager or is required to be disclosed pursuant to applicable CFTC regulations.

(vi)             The Manager has all governmental, regulatory and commodity exchange approvals and licenses, and has effected all filings and registrations with governmental agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder (including, without limitation, registration as a commodity pool operator under the CEA and membership in NFA as a commodity pool operator), and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or any agreement, order, law or regulation binding upon it.  The principals of the Manager are duly registered as such on the Manager’s commodity pool operator Form 7-R registration.

(vii)            The Company is not an “investment company” within the meaning of the Company Act.

(c)           The Company represents and warrants to the other parties as follows:

(i)               The Company is duly organized and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and in good standing under the laws of each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Company’s ability to perform its obligations hereunder.

(ii)              The Company has the limited liability company power and authority under applicable law to perform its obligations hereunder.

(iii)             This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms.

(iv)             The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Company is bound or any order, rule or regulation applicable to the Company of any court or any governmental body or administrative agency having jurisdiction over the Company.

(v)              There is not pending, or, to the best of the Company’s knowledge, threatened, any action, suit or proceeding before or by any court or other governmental body to which the Company is a party, or to which any of the assets of the Company is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company or which is required to be disclosed pursuant to applicable CFTC regulations.

(vi)             The Company has all governmental, regulatory and commodity exchange approvals and licenses, and has effected all filings and registrations with governmental agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of formation, limited liability company agreement or any other agreement, order, law or regulation binding upon it.

(d)           The foregoing representations and warranties shall be continuing during the entire term of this Agreement and, if at any time, any event shall occur which would make any of the foregoing representations and warranties of any party no longer true and accurate, such party shall promptly notify the other parties.

12.          Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

13.          Indemnification.

(a)           The Company shall indemnify, defend and hold harmless the Trading Advisor and its affiliates and their respective directors, officers, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Company shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any of such person’s actions or capacities relating to the business or activities of the Company pursuant to this Agreement; provided that the conduct of such person which was the subject of the demand, claim, lawsuit, action or proceeding did not constitute negligence, misconduct or a breach of this Agreement or of any fiduciary obligation to the Company and was done in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company.  The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question was not undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company.

(b)           The Trading Advisor shall indemnify, defend and hold harmless the Company, the Manager, their respective affiliates and their respective directors, officers, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any reasonable investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any action or omission of the Trading Advisor or any of its respective officers, directors or employees relating to the business or activities of such person under this Agreement or relating to the management of an account of the Company provided:  the action or omission of such person which was the subject of the demand, claim, lawsuit, action or proceeding constituted negligence or misconduct or a breach of this Agreement or was an action or omission taken otherwise than in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company.

(c)           The Trading Advisor, its officers, directors, employees and shareholders shall not be liable to the Company and its officers, directors or members or to any of their successors or assigns except by reason of acts or omissions in contravention of the express terms of this Agreement, or due to their intentional misconduct or negligence, or by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Company.

(d)           The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party.

(e)           Any indemnification required by this Section 13 unless ordered or expressly permitted by a court, shall be made by the indemnifying party only upon a determination by independent legal counsel mutually agreeable to the parties hereto in a written opinion that the conduct which is the subject of the claim, demand, lawsuit, action or proceeding with respect to which indemnification is sought meets the applicable standard set forth in this Section 13.

(f)            In the event that a person entitled to indemnification under this Section 13 is made a party to an action, suit or proceeding alleging both matters for which indemnification may be due hereunder and matters for which indemnification may not be due hereunder, such person shall be indemnified only in respect of the former matters.

(g)           Promptly after receipt by any of the indemnified parties under this Agreement of notice of any demand, claim, lawsuit, action or proceeding, the indemnified party shall notify the indemnifying party in writing of the commencement thereof if a claim for indemnification in respect thereof is to be made under this Agreement.  Except to the extent that the indemnifying party is not materially prejudiced thereby, the omission so to notify shall relieve the indemnifying party from any obligation or liability which it may have to any such indemnified party under this section.  In the event that such demand, claim, lawsuit, action or proceeding is brought against a person entitled to be indemnified under this Agreement, and the indemnifying party is notified of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party may wish, to assume the defense thereof, with counsel selected by the indemnifying party and approved by the indemnified person (provided that approval may not be unreasonably withheld), and after notice from the indemnifying party to such indemnified person of the indemnifying party’s election so as to assume the defense thereof, the indemnifying party shall not be liable to such person under this section for any legal or other expenses subsequently incurred by such person in connection with the defense thereof, unless the indemnifying party approves the employment of separate counsel by such person (it being understood, however, that the indemnifying party shall not be liable for legal or other expenses of more than one separate firm of attorneys for all such persons indemnified hereunder, which firm shall be designated in writing by the Trading Advisor or the Company, as the case may be).

14.          Assignment.  This Agreement shall not be assigned by any of the parties hereto without the prior express written consent of the other parties hereto; provided, that either party may assign this agreement to an affiliate upon prior notice to the other party.

15.          Amendment; Waiver.  This Agreement shall not be amended except by a writing signed by the parties hereto.  No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its rights hereunder on any occasion or series of occasions.

16.          Severability.  If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

17.          Notices.  Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, facsimile, postage prepaid mail or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

if to the Company or the Manager:

BREAKOUT GLOBAL HORIZONS, LLC

c/o BlackRock Investment Management LLC

40 East 52nd Street

25th Floor

New York, NY 10022

Attn:  Edward A. Rzeszowski

Facsimile:  212-810-8745

with a copy to:

BlackRock Investment Management, LLC

Princeton Corporate Campus

800 Scudders Mill Road – Section 1B

Plainsboro, New Jersey  08536

Attn:  Michael Pungello

Facsimile:  609-282-2664

with a further copy to:

BlackRock Alternative Advisors

601 Union Street, 56th Floor

Seattle, Washington  98101

Attn:  Marie Bender

Facsimile:  206-613-6708

if to the Trading Advisor:

Blackwater Capital Management, LLC

36 Cattano Avenue, Suite 601

Morristown, NJ 07960

Attn:  Andrew Silwanowicz

Facsimile:  973-656-0344

18.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

19.          Consent to Jurisdiction.  The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County of New York, City of New York, and State of New York.  Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County of New York, City of New York, and State of New York.  The parties further agree that any such action or proceeding brought by any party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts, or if appropriate before any applicable arbitral body, located within the County of New York, City of New York, and State of New York.

20.          Remedies.  In any action or proceeding arising out of any of the provisions of this Agreement, the Trading Advisor, the Manager and the Company agree that they shall not seek any prejudgment equitable or ancillary relief.  Such parties also agree that their sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement; provided, however, that the Company agrees that the Trading  Advisor and the Manager may seek declaratory judgment with respect to the indemnification provisions of this Agreement.

21.          Promotional Material.  None of the parties hereto will make reference to any other such party in officially filed or publicly or privately distributed material without first submitting such material to the party so named for approval a reasonable period of time in advance of the proposed use of such material.

22.          Confidentiality.  The Company and the Manager acknowledge that the Trading Advisor’s strategies and trades constitute proprietary data belonging to the Trading Advisor and agree that they will not disseminate any confidential information regarding any of the foregoing, except as required by law, and any such information as may be acquired by the Manager or the Company is to be used solely to monitor the Trading Advisor’s performance on behalf of the Company.

23.          Survival.  The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect.

24.          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

25.          Headings.  Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

*              *              *              *              *

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned on the day and year first written above.

BREAKOUT GLOBAL HORIZONS, LLC

By:	BLACKROCK INVESTMENT MANAGEMENT, LLC, its Manager

By:
Name: Robert S. Ellsworth
Title: Managing Director

By:
Name: Marie M. Bender
Title: Managing Director

BLACKROCK INVESTMENT MANAGEMENT, LLC

By:
Name: Robert S. Ellsworth
Title: Managing Director

By:
Name: Marie M. Bender
Title: Managing Director

By: BLACKWATER CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

APPENDIX A

AUTHORIZED TRADERS

James J. Austin

Andrew Silwanowicz

A-1

APPENDIX B

COMMODITY INTERESTS TRADED BY BLACKWATER CAPITAL MANAGEMENT LLC

The undersigned represents that the following is a complete list of all commodity interests which the undersigned intends to trade on behalf of BREAKOUT GLOBAL HORIZONS, LLC other than regulated futures contracts and options on regulated futures contracts traded on a qualified board of trade or exchange:

Eebot	30Year Bond
Eebot	10Year Note
Eebot	5Year Note
Liffe	Gilt
Eurex	Bund
Eurex	Bobl
SFE	Aus 10Year Note
TSE	JGB
CME	Eurodollar
Liffe	Euribor
Liffe	Short Sterling
Nymex	Crude
Nymex	Heating Oil
Nymex	RBOB
ICE	Brent Crude
ICE	Gas Oil
Nymex	Natural Gas
CME	Yen
CME	Swiss
CME	Euro
CME	Pound
CME	Canadian Dollar
CME	Aussie Dollar
CME	Mexican Peso
CME	South African Rand
CME	Brazilian Real
ICE	Dollar Index
Finex	EuroYen Cross
Nymex	Gold
LME	Copper
LME	Aluminum
Eebot	Corn

B-1

Eebot	Soybeans
Eebot	Wheat
ICE	Cotton
CME	Live Cattle
CME	S&P500
CME	Nasdaq
Eurex	Dax
Eurex	Eurostoxx
OSE	Nikkei
SGX	MSCI Taiwan
Liffe	FTSE
MFE	Toronto S&P60
HKFE	Hang Seng

BLACKWATER CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

Dated as of March 23, 2010

B-2

APPENDIX C

COMMODITY TRADING AUTHORITY

Blackwater Capital Management, LLC

Attn:  Andrew Silwanowicz

Facsimile:  973-656-0344

Dear Blackwater Capital Management, LLC:

Breakout Global Horizons, LLC (the “Company”) does hereby make, constitute and appoint you as its attorney-in-fact to buy and sell commodity futures and forward contracts (including foreign futures and options contracts) in accordance with the Advisory Agreement between us and certain others.

Very truly yours,

BREAKOUT GLOBAL HORIZONS, LLC

	By:	BLACKROCK INVESTMENT MANAGEMENT, LLC, its Manager

By:
Name:
Title:

Dated as of March 23, 2010

C-1

APPENDIX D

ACKNOWLEDGMENT OF RECEIPT OF DISCLOSURE DOCUMENT

The undersigned hereby acknowledges receipt of Blackwater Capital Management’s Disclosure Document dated February 10, 2010.

BREAKOUT GLOBAL HORIZONS, LLC

	By:	BLACKROCK INVESTMENT MANAGEMENT, LLC, its Manager

By:
Name:
Title:

Dated as of March 23, 2010

D-1